UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026

Tiptree Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Steamboat Road 2nd Floor
Greenwich, Connecticut		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 446-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TIPT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2026, Tiptree Inc., a Maryland corporation (“Tiptree” or the “Company”), The Fortegra Group, Inc., a Delaware corporation and subsidiary of the Company (“Fortegra”), DB Insurance Co., Ltd., incorporated and existing under the laws of the Republic of Korea (“Purchaser”), and DB Insurance North America Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser (“Merger Sub”), entered into that certain First Amendment to Agreement and Plan of Merger (the “Amendment”), which amends the Agreement and Plan of Merger, dated as of September 26, 2025 (as amended, the “Merger Agreement”), by and among the Company, Fortegra, Purchaser and Merger Sub. The Merger Agreement provides for, among other things, the acquisition of Fortegra by Purchaser, by means of a merger of Merger Sub with and into Fortegra, with Fortegra surviving the merger as a wholly owned subsidiary of Purchaser (the “Transaction”).

As a result of the Amendment, the Transaction will no longer be conditioned on the approval and/or non-disapproval from the New York State Department of Financial Services (the “NYDFS”) of the proposed acquisition of control of South Bay Acceptance Corp. (“SBAC”), a wholly owned subsidiary of Fortegra, which holds a premium finance agency license in New York. In lieu of the foregoing condition, Fortegra has agreed to use its reasonable best efforts to cause SBAC to surrender its premium finance agency license issued by the NYDFS by no later than May 5, 2026 as a condition to the closing of the Transaction.

Except as amended by the Amendment, the Merger Agreement continues in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On April 30, 2026 Tiptree issued a press release announcing its results of operations for the three months ended March 31, 2026. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Included in the press release furnished as Exhibit 99.1 was an announcement that the board of directors of the Company has declared a cash dividend of $0.06 per share to Tiptree’s stockholders, with a record date of May 18, 2026 and a payment date of May 26, 2026.

On April 30, 2026, the Company posted an investor presentation dated April 2026 on the Investor Resources section of www.tiptreeinc.com. The investor presentation is furnished as Exhibit 99.2 to this Form 8-K and incorporated herein by reference. Tiptree’s website is not intended to function as a hyperlink, and the information contained on such website is not a part of this Form 8-K.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) List of Exhibits:

Exhibit No.	Description
2.1	First Amendment to Agreement and Plan of Merger, dated as of April 28, 2026, by and among DB Insurance Co., Ltd., DB Insurance North America Merger Sub, Inc., The Fortegra Group, Inc. and Tiptree Inc.
99.1	Tiptree Inc. press release, dated April 30, 2026.
99.2	Tiptree Inc. Investor Presentation - April 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tiptree Inc.

Date:	April 30, 2026	By:	/s/ Michael G. Barnes
		Name:	Michael G. Barnes
		Title:	Chairman and Chief Executive Officer